EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP® Trust of our report dated February 17, 2022, relating to the financial statements and financial highlights, which appears in Delaware VIP Fund for Income Series’ Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 10, 2022